AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                               OF

                   WATERFORD GAMING, L.L.C.

              A Delaware Limited Liability Company



________________________________________________________________

 AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                               OF

                    WATERFORD GAMING, L.L.C.

          This AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT (the "Agreement") of Waterford Gaming, L.L.C. (the
"Company") is effective as of March 17, 1999.

                          RECITALS:

          WHEREAS, Slavik Suites, Inc., a Michigan corporation ("Slavik") and LMW Investments, Inc., a Connecticut corporation ("LMW") formed the Company by filing a Certificate of Formation (the "Certificate") with the Delaware Secretary of State on September 30, 1996.

          WHEREAS, Slavik and LMW formed Waterford Group L.L.C., a Delaware Limited Liability Company (the "Member") to succeed to their interests in the Company and each have assigned their respective interests in the Company to the Member in connection with the issuance of $125.0 million of 9 1/2% Senior Notes due 2010 (the "Senior Notes") pursuant to an Indenture dated as of March
17, 1999 between the Company and Waterford Gaming Finance Corp., a Delaware corporation, as joint and several obligors, and State Street Bank and Trust Company as Trustee.

          NOW, THEREFORE, the Member hereto agrees as follows:

          Formation of Limited Liability Company. The Company was formed as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C 18-101, et seq., as it may be amended from time to time, and any successor to such statute (the "Act"). The rights and obligations of the Member and the administration and termination of the Company shall be governed by the Agreement and the Act. The Agreement shall be considered the "Limited Liability Company Agreement" of the Company within the meaning of Section 18-101(7) of the Act. To the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control.

          Members. Waterford Group L.L.C. is the sole member of the Company.

          Purpose. The Company has been established solely for the purposes of (i) holding the partnership interests in Trading Cove Associates, a Connecticut general partnership ("TCA"), (ii) holding the 15% subordinated notes due 2003 and the completion guarantee subordinated notes due 2003, each issued by the Mohegan Tribal Gaming Authority, (iii) engaging in activities in connection with its role as a managing general partner of TCA,
(iv) issuing the Senior Notes and (v) engaging in those activities as the Member may reasonably deem necessary or advisable to carry out the foregoing purposes of the Company.
For so long as any of the Senior Notes remain outstanding and have not been defeased in accordance with the terms of the Indenture under which the Senior Notes were issued, the Company shall not conduct any business activities or pursue any purpose other than those activities and purposes described in the preceding sentence.

          Name.  The name of the Company shall be "Waterford
Gaming, L.L.C."

          Registered Agent and Principal Office. The registered office and registered agent of the Company in the State of Delaware shall be as the Member may designate from time to time. The Company may have such other offices as the Member may designate from time to time. The mailing address of the Company shall be 914 Hartford Turnpike, Waterford, Connecticut 06385.

          Term of Company. The term of the Company commenced upon filing the Certificate and shall end, and the Company shall dissolve, on September 30, 2020 unless its business and affairs are earlier wound up following dissolution at such time as this Agreement may specify.

          Management of Company. All decisions relating to the business, affairs, and properties of the Company shall be made by the Member. The Member may appoint a President and one or more Vice Presidents and such other officers of the Company as the Member may deem necessary or advisable to manage the day-to-day business affairs of the Company (the "Officers"). The Member may also appoint managers who are not officers. The Officers and managers shall serve at the pleasure of the Member. To the extent delegated by the Member, the Officers and managers shall have the authority to act on behalf of, bind, and execute and deliver documents in the name and on behalf of the Company. No such delegation shall cause the Member to cease to be a Member.

          Distributions. For so long as any of the Senior Notes remain outstanding and have not been defeased in accordance with the terms of the Indenture under which the Senior Notes were issued, the Company shall not make any distribution to the Member that is prohibited by the covenant "Limitation on Restricted Payments." Commencing on the date that none of the Senior Notes remain outstanding or undefeased in accordance with the terms of the Indenture under which the Senior Notes were issued, each distribution of cash or other property by the Company shall be made 100% to the Member. Each item of income, gain, loss, deduction, and credit of the Company shall be allocated 100% to the Member.

          Capital Accounts. A capital account shall be maintained for the Member in accordance with Treasury Regulations
Section 1.704-1(b)(2)(iv).

          Dissolution and Winding Up. The Company shall dissolve and its business and affairs shall be wound up pursuant to a written instrument executed by the Member.

          Amendments. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.

          Governing Law. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Agreement Date.

                                MEMBER

                                WATERFORD GROUP L.L.C.,
                                a Delaware limited liability
                                company

                                 By:  SLAVIK SUITES, INC.
                                      Its member

                                 By:____________________________

                                Its: ___________________________

                                and

                                 By:  LMW INVESTMENTS INC.,
                                      Its member

                                 By:____________________________

                                Its:___________________________

                                 COMPANY

                                  WATERFORD GAMING L.L.C.,
                                  a Delaware limited liability
                                  company

                                  By:  WATERFORD GROUP L.L.C.
                                        Its member

                                  By:  SLAVIK SUITES, INC.
                                       Its member
                                  By:__________________________

                                 Its:___________________________

                                  and

                                  By:  LMW Investments, Inc.,
                                       Its member

                                  By: __________________________

                                 Its:___________________________